UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 30, 2015

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road
Southfield, Michigan		48034-8339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2015, Credit Acceptance Corporation, (the “Company”, “we”, “our”, or “us”) entered into a $75.0 million revolving secured warehouse facility with an institutional investor (the “facility”). The parties to this transaction are the Company, as servicer and custodian, CAC Warehouse Funding LLC VI, as borrower, and Flagstar Bank, FSB, as deal agent, lender and collateral agent.

Under the facility, we will contribute loans to a wholly-owned special purpose entity (“SPE”) and the SPE may borrow up to the lesser of 80% of the net book value of the contributed loans or $75.0 million during the facility’s revolving period. The facility will cease to revolve on September 30, 2018. If the facility is not renewed prior to this date, and we and the SPE are in compliance with the terms and conditions of the agreement, any amounts outstanding will be repaid over time as the collections on the loans securing the facility are received. No borrowings were initially made on the facility.

Borrowings under the facility will bear interest at a rate equal to LIBOR plus 200 basis points.

We will receive a servicing fee of 6.0% of the cash flows related to the underlying consumer loans. The remaining 94.0%, less amounts due to dealers for payments of dealer holdback, will be used to pay principal and interest on asset-backed notes as well as the ongoing costs of the financing. The facility is structured so as not to affect our contractual relationships with our dealers and to preserve the dealers’ rights to future payments of dealer holdback.

The facility provides for events, referred to as termination events, including nonpayment, misrepresentation, breach of covenants, bankruptcy and failure to maintain certain financial ratios and results, including in respect of the performance of the pledged loans. It is also such an event (i) if an event with a material adverse effect occurs, (ii) if we fail to make any required payment on debt for borrowed money having a principal amount in excess of $15.0 million or default in the performance of any conditions, covenants or agreements under agreements relating to any such debt that results in such debt being (or permits such debt to be) accelerated or (iii) with respect to our role as servicer of the loans, any “Servicer Termination Event” occurs. Upon the occurrence of any event described above, the creditors may, after the applicable grace period, declare the entire unpaid principal amount outstanding under the facility and all accrued interest thereon to be immediately due and payable and exercise other remedies, including foreclosing on the collateral. In addition, upon the declaration of the termination event by the creditors, the SPE is not permitted to request any new funding under the facility.

Flagstar Bank, FSB is a lender under the Company’s Sixth Amended and Restated Credit Agreement dated as of June 23, 2014, as amended.

The above summary of the terms and conditions of this transaction does not purport to be complete and is qualified in its entirety by the agreements attached as Exhibits 4.82 to 4.84 to this Form 8-K which agreements are incorporated herein by reference.

On September 30, 2015, we issued a press release announcing the completion of the facility. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.82	Loan and Security Agreement dated as of September 30, 2015 among the Company, CAC Warehouse Funding LLC VI, and Flagstar Bank, FSB.

4.83	Sale and Contribution Agreement dated as of September 30, 2015 between the Company and CAC Warehouse Funding LLC VI.

4.84
Amended and Restated Intercreditor Agreement dated September 30, 2015 among the Company, CAC Warehouse Funding Corporation II, CAC Warehouse Funding LLC IV, CAC Warehouse Funding LLC V, CAC Warehouse Funding LLC VI, Credit Acceptance Funding LLC 2015-2, Credit Acceptance Funding LLC 2015-1, Credit Acceptance Funding LLC 2014-2, Credit Acceptance Funding LLC 2014-1, Credit Acceptance Funding LLC 2013-2, Credit Acceptance Funding LLC 2013-1, Credit Acceptance Auto Loan Trust 2015-2, Credit Acceptance Auto Loan Trust 2015-1, Credit Acceptance Auto Loan Trust 2014-2, Credit Acceptance Auto Loan Trust 2014-1, Credit Acceptance Auto Loan Trust 2013-2, Credit Acceptance Auto Loan Trust 2013-1, Wells Fargo Bank, National Association, Fifth Third Bank, Bank of Montreal, Flagstar Bank, FSB, and Comerica Bank.

99.1	Press Release dated September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: October 5, 2015	By:	/s/ Douglas W. Busk
Douglas W. Busk
Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.82	Loan and Security Agreement dated as of September 30, 2015 among the Company, CAC Warehouse Funding LLC VI, and Flagstar Bank, FSB.
4.83	Sale and Contribution Agreement dated as of September 30, 2015 between the Company and CAC Warehouse Funding LLC VI.
4.84
Amended and Restated Intercreditor Agreement dated September 30, 2015 among the Company, CAC Warehouse Funding Corporation II, CAC Warehouse Funding LLC IV, CAC Warehouse Funding LLC V, CAC Warehouse Funding LLC VI, Credit Acceptance Funding LLC 2015-2, Credit Acceptance Funding LLC 2015-1, Credit Acceptance Funding LLC 2014-2, Credit Acceptance Funding LLC 2014-1, Credit Acceptance Funding LLC 2013-2, Credit Acceptance Funding LLC 2013-1, Credit Acceptance Auto Loan Trust 2015-2, Credit Acceptance Auto Loan Trust 2015-1, Credit Acceptance Auto Loan Trust 2014-2, Credit Acceptance Auto Loan Trust 2014-1, Credit Acceptance Auto Loan Trust 2013-2, Credit Acceptance Auto Loan Trust 2013-1, Wells Fargo Bank, National Association, Fifth Third Bank, Bank of Montreal, Flagstar Bank, FSB, and Comerica Bank.

99.1	Press Release dated September 30, 2015.